EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      AGREEMENT made as of the 2nd day of March, 1998 by and between Transmedia Asia Pacific, Inc., a Delaware corporation having offices at 11 St. James's Square, London SW1Y 4LB, England (the "Company"), and Edward J. Guinan, III, c/o the Company (the "Executive").

      WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's continued employment by the Company from and after the date hereof ("Effective Date") thereby replacing the Executive prior employment agreement with the Company in its entirety except with respect to accrued benefits as of the Effective Date;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Employment. The Company agrees to continue to employ the Executive in the capacity hereinafter set forth, for the Term specified in paragraph 2, and the Executive agrees to accept such continued employment, upon the terms and conditions hereinafter set forth.

      2. Term. This Agreement shall be for a term commencing on the Effective Date and, unless this Agreement is sooner terminated under the provisions hereof, expiring three years thereafter (the "Term")

      3.    Duties and Responsibilities.

            (a) During the Term, the Executive shall serve as both as a Director and Officer of the Company and shall have the title of Chairman of the Board/Chief Executive Officer.

            (b) The Executive shall devote substantial business efforts to the Company. Other business activities of the Executive shall not conflict with the terms of this Agreement. The Executive will (i) devote his best efforts, skill and ability to promote the Company's interest; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner; and (iv) generally promote the best interests of the Company.

            (c) The Executive shall be permitted to continue to serve as Chairman/Chief Executive Officer of Transmedia Europe, Inc. ("TMNE") devoting substantial business efforts to TMNA. In addition the Executive shall be permitted to continue to serve as Chairman/Chief Executive Officer of International Advance, Inc. ("Advance") and to devote some reasonable portion of his business time to Advance.

      4.    Compensation.

            (a) As compensation for services hereunder and in consideration of his agreement not to compete as set forth in paragraph 10 below, during the Term, the Company shall pay the Executive in accordance with the Company's normal payroll practices base salary compensation at an annual rate of

(pound)100,000 U.K less required tax withholding amount.

            (b) In recognition of certain guarantees and pledges made by the Executive for the benefit of the Corporation as well as to provide an inducement for the Executive to make further guarantees and pledges as required and to otherwise further the best interests of the Corporation, Executive shall be entitled to receive subject to shareholder approval, fully vested stock options having a term of 5 years and covering 2,500,000 shares at an exercise price of $1.00 per share. Said options shall be granted under the terms of an Option Agreement dated the date hereof and annexed hereto as Exhibit A.

      5.    Expenses: Fringe Benefits.

            (a) In addition to the compensation provided for under paragraph 4, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in the manner established by the Company's policy as from time to time in effect.

            (b) During the Term the Executive shall be entitled to participate in the health care, life insurance and 401K plans established by the Company for the benefit of its employees generally and currently in effect or put into effect subsequent to the date of this Agreement.

            (c) The Executive shall be entitled to four (4) weeks (20 business days) of paid vacation provided that no more than ten (10) consecutive days of vacation shall be taken at any one time.

      6. Discharge by Company. The Company shall be entitled to terminate the Term and to discharge the Executive for "cause." The term "cause" shall be limited to the following grounds:

            (i) The Executive's failure or unreasonable refusal to perform his duties and responsibilities under this Agreement;

            (ii) Dishonesty affecting the Company;

            (iii) Conviction of a felony or of any crime involving fraud or misrepresentation;

            (iv) The Executive's failure to adequately perform is responsibilities;

            (v) The commission of a willful or intentional act which could injure the reputation, business or business relationships of the Company;

            (vi) Any material breach of this Agreement, if such breach is not cured within 30 days after receipt by the Executive of written notice thereof from the Company; and

            (vii) Disability pursuant to paragraph 7 hereof

      7. Disability. Death.

            (a) If the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to have performed substantially such duties for periods aggregating 90 days, whether or not continuous, in any continuous period of 180 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month upon written notice to him. Said notice of intention to terminate the Executive must be given by the Company within ninety (90) days following the 90th day of the disability, in which case the Executive shall be entitled to his base salary compensation to the end of such calendar month and for a continuing period of three (3) months thereafter payable on the regular payroll schedule.

            (b) In case of the death of the Executive, this Agreement shall terminate and the Company shall be obligated to pay to the Executive's estate or as otherwise directed by the Executive's duly appointed and authorized legal representative, his then base salary compensation and all accrued benefits through the date of death.

      3. Voluntary Termination. If the Executive voluntarily terminates his employment prior to the end of the Term hereunder, he shall only be entitled to receive compensation accrued through the date of termination and shall not be entitled to any prorated amounts for vacation pay.

      9. Confidential Information. The Executive recognizes that he will occupy a position of trust with respect to business and technical information of a secret or confidential nature which is the property of the Company and Transmedia Network, Inc. ("Network") and which has been and will be imparted to him from time to time in the course of his employment with the Company. In light of this understanding, the Executive agrees that:

            (a) the Executive shall not at any time use or disclose, directly or indirectly, any of the Company's or Network's confidential information or trade secrets to any person, except that he may use and disclose to authorized Company personnel, licensees or franchisees in the course of his employment; and

            (b) within three (3) days from the date upon which his employment with the Company is terminated, for any reason or for no reason, or otherwise upon the request of the Company, he shall return to the Company any and all documents and materials which constitute or contain the Company's and Network's confidential information or trade secrets.

For purposes of this Agreement, the terms "confidential information" or "trade secrets" shall include all information of any nature and in any form which is owned by the Company or Network and which is not publicly available or generally known to persons engaged in businesses similar to that of the Company or Network.

      10. Non-Competition.

            (a) The Executive agrees that his services hereunder are of a special character, and his position with the Company places him in a position of confidence and trust with the customers and employees of the Company. The Executive and the Company agree that in the course of employment hereunder, the Executive has and will continue to develop a personal acquaintanceship and relationship with the Company's customers, and a knowledge of those customers' affairs and requirements which may constitute the Company's primary or only contact with such customers. The Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the Company's employ and for a period of 2 years thereafter the Executive will not, without the prior written consent of the Company, either directly or indirectly, or in any capacity whether as a promoter proprietor, partner, joint venturer, employee, agent, consultant, director, officer, manager, shareholder (except as a shareholder holding less than Five Percent (5%) of a publicly traded company's issued and outstanding capital stock, or otherwise) work for, act as a consultant to or own any interest in any direct competitor of the Company which operates in or provides services essentially the same as the Company. For purposes hereof a Direct Competitor is a business, or a division of a business, which is engaged in providing discount dining or restaurant services, whether through use of barter, trade credits, scrip or similar items or printing, selling, distributing or soliciting of a charge card for discount services and activities or promoting a charge card or providing services the same as or similar to that sold or offered by the Company or Network. The Executive further agrees that he will not solicit, entice, induce or persuade, either directly or indirectly, any employee or customer of the Company to alter, terminate or refrain from extending or renewing any contractual or other relationship with the Company, or commence a similar or substantially similar relationship with the Executive or any direct competitor of the Company.

            (b) As used in this paragraph 10, the term "Company" and "Network" shall include subsidiaries of the Company and Network, the term "customer" shall mean.

                  (i) anyone who is then a customer of the Company or Network;
or

                  (ii) anyone who was a customer at any time during the one year period immediately preceding the date of termination of the Executive's employment.

            (c) The parties hereto agree that the duration and area for which the covenant not to compete set forth herein is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

            (d) If the Executive commits a breach or is about to commit a breach, of any of the above provisions, the Company shall have the right to temporary and preliminary injunctive relief to prevent the continuance or commission of such breach prior to any hearing on the merits and to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

            (e) The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of those covenants and agreements.

            (f) For purposes of this paragraph 10 but only with respect to the period following the termination of the Agreement the term direct competitor shall not include a separate noncompetitive corporate subsidiary of a company which is a direct competitor, if and only if the Executive is employed solely to perform services for the noncompetitive subsidiary and does not engage in or assist said directly competitive company in any aspect of its business.

      11. Resolution of Disputes. Any dispute by and among the parties hereto arising out of or relating to this Agreement, the terms, conditions or a breach thereof or the rights or obligations of the parties with respect thereto, shall be arbitrated in the City of New York, New York before and pursuant to then applicable commercial rules and regulations of the American Arbitration Association, or any successor organization. The arbitration proceedings shall be conducted by a panel of three arbitrators, one of whom shall be selected by the Company, one by the Executive (or his legal representative) and the third arbitrator by the first two so chosen. The parties shall use their best efforts to assure that the selection of the arbitrators shall be completed within 30 days and the parties shall use their best efforts to complete the arbitration as quickly as possible. In such proceeding, the arbitration panel shall determine who is a substantially prevailing party and shall award to such party its reasonable attorneys', accountants' and other professionals' fees and its costs incurred in connection with the proceeding. The award of the arbitration panel shall be final, binding upon the parties and nonappealable and may be entered in and enforced by any court of competent jurisdiction. Such court may add to the award of the arbitration panel additional reasonable attorneys' fees and costs incurred by the substantially prevailing party in attempting to enforce such award.

      12. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions of this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself

      13. Assignment. This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company. If any assignment or transfer of rights hereunder is attempted by the Executive contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

      14. Modification. This Agreement may not be cancelled, changed, modified or amended orally, and no cancellation, change, modification or amendment shall be effective or binding, unless it is in writing, signed by both parties to this Agreement, and consented to in writing by the Purchaser.

      15. Severability: Survival. If any provision of this Agreement is held to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement nevertheless shall be binding upon the parties with the same effect as though the void or enforceable part has been severed and deleted.

      16. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid, to the following address:

             To the Company:

             Transmedia Asia Pacific, Inc.
             11 St. James's Square
             London SW1Y 4LB
             England

             To the Executive:

             Edward J. Guinan, III
             c/o the Company

      17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      18. No Conflict. The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

      19. Entire Agreement. This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof and all prior agreements relating to the employment of the Executive, written or oral, are nullified and superseded hereby.

      IN WITNESS WHEREOF, the parties have set their hands and seals on and as of the day and year first above written.

                                                  TRANSMEDIA ASIA PACIFIC, INC


                                                  By: __________________________


                                                  ______________________________
                                                  Edward J.Guinan, III